Exhibit 10.14

Director NOMINATION Agreement

THIS Director NOMINATION Agreement (this “Agreement”) is made and entered into as of [●], 2020, by and among Paya Holdings Inc., a Delaware corporation (the “Company”), GTCR-Ultra Holdings, LLC, a Delaware limited liability company (“Paya Holdings”) and GTCR Fund XI/B LP, a Delaware limited partnership, GTCR Fund XI/C LP, a Delaware limited partnership, and GTCR Co-Invest XI LP, a Delaware limited partnership (collectively, “GTCR”). This Agreement shall become effective (the “Effective Date”) upon the consummation of the transactions (the “Closing”) contemplated by that certain agreement and plan of merger agreement (the “Merger Agreement”), dated as of August 3, 2020, by and among the Company, GTCR Fund XI/C LP, Paya Holdings, GTCR-Ultra Holdings II, LLC, FinTech Acquisition Corp. III, FinTech III Merger Sub Corp. and GTCR/Ultra Blocker, Inc.

WHEREAS, following the Closing, GTCR, indirectly through Paya Holdings, will own a significant portion of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, in consideration of GTCR and its affiliates participation in the transactions contemplated by the Merger Agreement, the Company has agreed to permit GTCR to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a) From the Effective Date, GTCR shall have the right, but not the obligation, to nominate to the Board a number of designees equal to the product of (x) the Total Number of Directors multiplied by (y) the GTCR Ownership Percentage (the “Nominees”), rounded up to the nearest whole number (e.g., 1¼ Directors shall equate to 2 Directors); provided, that GTCR shall not have the right to nominate any directors at any time the GTCR Ownership Percentage is less than 5%; provided, further, that in the event that the GTCR Ownership Percentage is less than 50% and rounding to the nearest whole number would result in GTCR having the right to nominate over 50% of the Total Number of Directors, GTCR shall instead have the right, but not the obligation, to nominate to the Board a number of Nominees equal to the product of (x) the Total Number of Directors multiplied by (y) the GTCR Ownership Percentage, rounded down to the nearest whole number. For purposes of calculating the number of directors that GTCR is entitled to designate pursuant to the immediately preceding sentence, any such calculations shall be made after taking into account any increase in the Total Number of Directors. In the event the Board is classified, the total number of Nominees GTCR shall be entitled to nominate in connection with any election of directors shall equal the total number of Nominees GTCR is then entitled to nominate pursuant to this Section 1(a) minus the number of Nominees whose terms do not expire at such meeting.

(b) In the event that GTCR has nominated less than the total number of designees GTCR shall be entitled to nominate pursuant to Section 1(a), GTCR shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable GTCR to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by GTCR to fill such newly created vacancies or to fill any other existing vacancies.

(c) The Company shall pay all reasonable out-of-pocket expenses incurred by each of the Nominees in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board in accordance with the Company’s policies and procedures.

(d) Certain Defined Terms.

“Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.

“Director” means any member of the Board.

“GTCR Ownership Percentage” means, as of any date of determination, the total number of shares of Common Stock Beneficially Owned by GTCR and its Affiliates divided by the total number of shares of Common Stock Outstanding; for the avoidance of doubt, any shares required to be voted for the Nominees pursuant to the Sponsor Support Agreement, dated as of [●], 2020, by and among the Company, FinTech Acquisition Corp. III, GTCR-Ultra Holdings II, LLC, Paya Holdings and the stockholders party thereto shall be deemed to be beneficially owned by GTCR for so long as such agreement shall remain in effect.

“Total Number of Directors” means the total number of Directors comprising the Board.

(e) No reduction in the number of shares of Common Stock that GTCR Beneficially Owns shall shorten the term of any incumbent director. At the Effective Date, the Board shall be comprised of [●] members and the initial Nominees shall be [●].

(f) In the event that any Nominee shall cease to serve for any reason, GTCR shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of GTCR’s beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(g) If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, GTCR shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(h) So long as GTCR has the right to nominate Nominees under Section 1(a) or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to GTCR, and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms, the “Organizational Documents”) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(i) If the size of the Board is expanded, GTCR shall be entitled to nominate a number of Nominees to fill the newly created vacancies such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that GTCR would be entitled to nominate in accordance with Section 1(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board, and the Board shall appoint such Nominees to the Board.

(j) If at any time the Company is not a “controlled company” and is required by applicable law or the NASDAQ Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), GTCR’s Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(k) At any time that GTCR shall have any nomination rights under this Section 1, the Company shall not take any action, including making or recommending any amendment to the Organizational Documents that could reasonably be expected to adversely affect GTCR’s rights under this Agreement, in each case without the prior written consent of GTCR.

2. Company Obligations. The Company agrees to use its reasonable best efforts to ensure that prior to the date that GTCR and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each Nominee to a particular class of directors is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of directors of such class; and (ii) each Nominee to a particular class of directors is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board of such class (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. GTCR will promptly report to the Company after GTCR ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that the Company is informed of when this obligation terminates. The calculation of the number of Nominees that GTCR is entitled to nominate to the Board’s Slate for any election of directors shall be based on the GTCR Ownership Percentage immediately prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless GTCR notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of GTCR for the Board to include such Nominees on the Board’s Slate; provided, that, in the event GTCR is no longer entitled to nominate the full number of Nominees then serving on the Board, GTCR shall provide advance written notice to the Company, of which currently serving Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. Furthermore, the Company agrees that at any time the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination.

3. Committees. From and after the Effective Date hereof until such time as GTCR and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, GTCR shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying the GTCR Ownership Percentage by the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of directors, regardless of the level of the GTCR Ownership Percentage following such designation. Unless GTCR notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent GTCR has the requisite GTCR Ownership Percentage for GTCR to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by GTCR to serve on a committee shall be presumed to be re-designated for such committee.

4. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and GTCR, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. GTCR shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event GTCR fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating and Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and GTCR shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of GTCR. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6. Assignment. Upon written notice to the Company, GTCR may assign to any Affiliate of GTCR (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be “GTCR” for all purposes hereunder.

7. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile or email shall be deemed an original instrument.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including facsimile or similar writing) and shall be given,

If to the Company:

Paya Holdings Inc.

12120 Sunset Hills Road

Reston VA 20190

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Mark A. Fennell, P.C., Christian O. Nagler and Christopher M. Thomas, P.C.

Facsimile: (312) 862-2200

If to any member of GTCR or any Nominee:

GTCR-Ultra Holdings, LLC

c/o GTCR Management XI LLC

300 North LaSalle Street, Suite 5600

Chicago, Illinois 60654

Attention: Collin E. Roche and Aaron D. Cohen

Email: croche@gtcr.com and aaron.cohen@gtcr.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Mark A. Fennell, P.C., Christian O. Nagler and Christopher M. Thomas, P.C.

Facsimile: (312) 862-2200

or to such other address or facsimile number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PAYA HOLDINGS INC.

By:
Name:
Title:

GTCR-ULTRA HOLDINGS, LLC

By:
Name:
Title:

GTCR FUND XI/B LP

By:	GTCR Partners XI/B LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:
Name:
Title:

GTCR FUND XI/C LP

By:	GTCR Partners XI/A&C LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:
Name:
Title:

GTCR CO-INVEST XI LP

By:	GTCR Partners XI/A&C LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:
Name:
Title: